UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — May 10, 2010

MDC PARTNERS INC.
(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 7.01. Regulation FD Disclosure.

On May 10, 2010, MDC Partners Inc. ( “MDC”) commenced a private offering of $65 million aggregate principal amount of senior unsecured notes due 2016 (the “Notes”).  MDC is updating its disclosure under Item 7.01 of this Current Report on Form 8-K.  This information, some of which has not previously been reported, is excerpted from a confidential offering circular that is being disseminated in connection with the private offering.

Debt Financing

As of April 30, 2010, MDC had $48.8 million outstanding under its senior secured revolving credit facility that matures on October 23, 2014 (the “Facility”). MDC intends to use the net proceeds of the potential Notes offering to repay in full the outstanding balance under the Facility, and to use the remaining net proceeds for general corporate purposes, including acquisitions.

Strengths and Strategies of MDC

Strengths

Proven Partnership Model with Leading Marketing Services Agencies

MDC partners with entrepreneurial and media-agnostic marketing services agencies across North America and Europe, including firms such as Crispin Porter + Bogusky, kirshenbaum bond senecal + partners, Zig, Source Marketing, Vitro, Colle + McVoy, Allison Partners, Sloane & Company, and IMS. MDC’s partnership structure creates an ongoing alignment of interests between the parent company and the core operational talent to drive financial performance. The perpetual partnership model functions by (1) identifying partners with a sustainable differentiated position in the marketplace and understanding the increasingly complex and fragmented media landscape; (2) creating a partnership structure generally by taking a majority ownership position and leaving a substantial minority equity or economic ownership position in the hands of operating management to incentivize long-term growth; (3) providing access to more financial and human resources and leveraging the network’s scale; and (4) delivering strong financial results. As a result of MDC’s experience in acquiring over 30 companies since its founding, MDC has developed a sound investment strategy and best practices for integration which combine to reduce risk broadly inherent with strategic acquisitions.

Media-Agnostic Focus with Market Leading Exposure to Digital Advertising

MDC believes that the agency model of the future relies on being able to provide clients with media-agnostic solutions that navigate the increasingly fragmented media landscape by reaching MDC’s clients’ target customers no matter where they may be. This means being able to provide solutions leveraging digital technologies and media in addition to traditional media advertising such as on television. Given this focus, digital revenues now make up 40.5% of MDC’s revenue as of the first quarter of 2010, which MDC believes and according to analyst estimates is higher than all of MDC’s direct public-company peers. MDC’s digital capabilities not only enhance its clients’ ability to target their customers, but given that they are interactive in nature, enable us to more accurately measure the effectiveness of their marketing expenditures. Digital marketing communications services are consuming a growing portion of marketing dollars and expect to continue to aggressively grow MDC’s capabilities in this area.

High Quality Portfolio of Clients in Diverse Industries

MDC’s clients include some of the most notable global brands and are broadly spread across numerous industries. MDC’s partnership structure allows it to work with clients within the same business sector through its different agencies, as well as maintain a diversified client base by sector. In the aggregate, MDC’s top ten clients based on revenue accounted for approximately 49% and 45% of revenue in 2009 and 2008, respectively. As MDC continues to grow, MDC expects its client base to diversify and the percentage of its total revenue attributable to its top ten clients to decrease. Currently, within many of MDC’s largest clients, MDC represents multiple brands or divisions across multiple advertising and marketing disciplines, thereby providing a further layer of diversity.

High Free Cash Flow Generation that is Expected to Fuel Future Growth

MDC is focused on optimizing its operations to maximize free cash flow given its view that free cash flow is the best metric with which to improve its credit worthiness. MDC’s business model allows it to generate significant operating cash flow due to its strong operating margins, moderate capital expenditures needs and tightly managed working capital requirements. Additionally, MDC’s partnership platform seeks to take advantage of MDC’s scale and is designed to potentially increase purchasing efficiencies and centralize certain non-revenue generating business activities.

Experienced Management Team Featuring Industry Leaders across Partnerships

MDC’s management team has a track record of efficiently operating and managing a profitable advertising business through economic cycles. The management team is continually seeking to improve profitability, growth and cash flow generation. In addition, the team has a long-standing record of executing acquisitions, investments and integration efforts as well as recruiting and incentivizing key talent that are the drivers of MDC’s operating businesses.

Strategies

Based on the simple premise that the best talent will attract the most desirable clients, MDC purposefully keeps equity in the hands of the founders and successive generations of management through its operating philosophy of “perpetual partnership” to foster entrepreneurial growth. MDC offers an alternative to traditional agency networks that have rigid structures, standardized procedures, and a geographical client focus. MDC encourages creativity, innovation, and autonomy in its Partner firms while providing human and financial resources with the goal of improving operating performance. While MDC is the ninth largest advertising and marketing services firm in the world according to AdAge, MDC believes there is opportunity to gain market share both in North America and around the world. MDC believes that it can enhance its success by implementing the following business strategies:

Emphasize Nimble, Media-Agnostic Platform

MDC believes that its firms are smaller and more nimble than many of the legacy agencies against which they compete. Therefore they are able to offer an integrated media-agnostic solution without being limited to any particular media or marketing discipline. This means being able to provide solutions leveraging digital technologies and media, in addition to traditional media advertising such as on television or in print. The rise of social media is only adding to the complexity of the advertising landscape, thereby MDC believes making its media-agnostic approach even more advantageous.

Selectively Pursue Favorable Acquisitions

Part of MDC’s growth strategy is to pursue selective acquisitions that add to MDC’s broader capabilities and where MDC believes it can help change the revenue and profit growth of the underlying business. MDC’s partnership strategy facilitates an ongoing alignment of interests to drive performance across the businesses and is designed to secure agency management for the long-term and facilitate succession planning. MDC looks for the opportunity to partner with businesses that (1) have a sustainable competitive differentiation, (2) understand how consumers consume influence in a digital economy, (3) have significant growth potential with strong margins, (4) have capable management teams, (5) have an ability to collaborate across the MDC network and (6) have a proven track record of success. MDC believes that this disciplined approach to new partnership opportunities given the above focus and its priority return acquisition structure reduces the risk broadly inherent in strategic acquisitions.

Continued Focus on High Growth Digital Platforms

MDC continues to focus on ensuring that  it offers its clients the ability to leverage digital technologies and media to effectively market to consumers. MDC’s business plan is to grow digital revenues as a percent of total revenue. MDC plans to meet this goal through internal investment in digital and social media talent, by partnering and investing with innovative digital firms and by organically growing its existing digital initiatives. MDC expects these digital capabilities will serve to help MDC agencies to differentiate their respective competitive offerings and deliver results to its clients.

Expand Margins through Corporate Overhead Structure

MDC plans to contain corporate expense growth to a rate lower than the growth of its overall business, thereby providing further operating leverage, especially as MDC moves to centralize more purchasing and other functions. Currently, MDC provides centralized functional services, including accounting and finance, legal services, real estate expertise, strategic sourcing, recruitment assistance, employee benefits and executive compensation management.

Unuaudited Pro Forma Information

The following unaudited pro forma financial information is based on MDC’s audited and unaudited financial statements which appears in MDC’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the three months ended March 31, 2010 , as adjusted to illustrate the estimated pro forma effects of the Acquisitions (including the preliminary application of purchase accounting).  The “Acquisitions” include MDC’s acquisition of each of (i) Communifx Partners LLC (“Communifx”), (ii) Team Holdings LLC (“Team”), (iii) Plaid, Inc. (“Plaid”), (iv) Allison and Partners LLC (“Allison”), (v) Integrated Media Solutions LLC (“IMS”), (vi) Sloane & Company LLC (“Sloane”) and (vii) CCS-ADPLUS, LLC (d.b.a. Infolure) (“Infolure”). The unaudited pro forma financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in MDC’s Annual Report on Form 10-K for the year ended December 31, 2009 and MDC’s audited and unaudited consolidated financial statements and related notes appearing in MDC’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the three months ended March 31, 2010.

The unaudited pro forma financial information gives effect to the Acquisitions as if they had occurred on January 1, 2009 for purposes of the unaudited pro forma condensed consolidated statements of operations and on March 31, 2010 with respect to the unaudited pro forma condensed consolidated balance sheet information.  The summary unaudited pro forma financial information for the twelve months ended March 31, 2010 was calculated by subtracting the pro forma results for the three months ended March 31, 2009 from the pro forma results for the year ended December 31, 2009, and then adding the pro forma results for the three months ended March 31, 2010.

MDC will account for the Acquisitions under the purchase method of accounting. The pro forma adjustments related to the purchase price allocation in connection with the Acquisitions are preliminary and based upon information obtained to date and assumptions that MDC believes are reasonable. The actual purchase accounting adjustments described in the accompanying notes will be made after the closing of the Acquisitions and finalized within twelve months and may differ from those reflected in the unaudited pro forma financial information presented below. The actual amounts that MDC records based on MDC’s final allocation of the purchase price, after giving effect to final purchase price adjustments at the closing date, and MDC’s final assessment of fair values may differ materially from those recorded in MDC’s unaudited pro forma financial information.

The unaudited pro forma financial information is for illustrative and informational purposes only and does not purport to represent or be indicative of what MDC’s financial condition or results of operations would have been had the Acquisitions occurred on such dates.  The unaudited pro forma financial information should not be considered representative of MDC’s future financial condition or results of operations.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of March 31, 2010

	Historical for MDC (2)	Historical for IMS	Historical Combined Other Acquisitions	Combined Pro Forma Adjustments	Combined Pro Forma for the Acquisitions
	(Dollars in Thousands)
Financial Position Data:
Cash, cash equivalents & marketable securities (3)(i)	$21,247	$11,419	$1,221	$(33,887)	$—
Total assets (3)(i),(ii),(iii),(iv)	$633,066	$48,335	$4,755	$64,233	$750,389
Total debt (3)(v)	$228,514	$25	$364	$2957	$231,860
Total liabilities (3)(v),(vi)	$500,652	$49,911	$1,090	$35,028	$586,681
Total equity (3)(viii),(ix)	$102,546	$(1,576)	$3,665	$21,980	$126,615

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed
Consolidated Balance Sheet

1.	Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements as of March 31, 2010, for the year ended December 31, 2009 and for each of the three months ended March 31, 2009 and 2010 give effect to the acquisitions (the “Acquisitions”) of Team, IMS, Communifx, Plaid, Infolure, Sloane and Allison (the “Acquired Entities”). The unaudited pro forma consolidated balance sheet presents MDC’s financial position as if the Acquisitions had occurred as of March 31, 2010. Both MDC’s fiscal year end and each Acquired Entity’s fiscal year end is December 31. The unaudited pro forma consolidated balance sheet as of March 31, 2010 is based upon MDC’s historical unaudited consolidated balance sheet as of March 31, 2010 and the historical unaudited consolidated balance sheets of the Acquired Entities as of March 31, 2010.

The unaudited pro forma consolidated financial statements include, in MDC’s opinion, all material adjustments necessary to reflect these Acquisitions. The unaudited pro forma consolidated financial statements do not purport to represent what MDC’s actual results of operations including the Acquisitions would have been, nor do they purport to predict or indicate MDC’s financial position or results of operations at any future date or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with MDC’s audited consolidated financial statements and the related notes thereto and Team’s and IMS’s audited consolidated financial statements and the related notes thereto. The statements have been prepared by management in accordance with generally accepted accounting principles of the United States of America (“U.S. GAAP”). The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are consistent with those used by MDC in the preparation of the consolidated financial statements as of and for the year ended December 31, 2009.

In the preparation of these unaudited pro forma consolidated financial statements, the purchase consideration has been allocated on a preliminary basis to the fair value of assets acquired and liabilities assumed based on management’s best estimates and taking into account all relevant information available at the time these unaudited pro forma consolidated financial statements were prepared. MDC expects that the actual amounts for each of the fair values of these assets and liabilities acquired will vary from the pro forma amounts and that the variation may be significant.

The actual adjustments that MDC will ultimately make in finalizing the allocation of the purchase price of the Acquisitions to the fair value of the net assets acquired at the acquisition dates will depend on a number of factors, including additional information available at such time, changes in market values and changes in the Acquired Entities’ operating results between the date of these unaudited pro forma consolidated financial statements and the effective date of the Acquisitions.

2.	The acquisition of Team closed on March 5, 2010. This column includes the balance sheet data for WWG, LLC (Team).

3.	The unaudited pro forma consolidated balance sheet as at March 31, 2010 incorporates the following adjustments:

(i)
The funding for the Acquisitions, which reduced the current cash balances in the amount of $33,887, has been reflected in the unaudited pro forma consolidated balance sheet as if it had occurred on March 31, 2010.

(ii)	The Acquired Entities’ other current assets of $98 representing certain assets which were not purchased in the Acquisitions.
(iii)
Intangible assets acquired from the Acquired Entities have been recorded at their estimated fair values as part of the allocation of the purchase price. Intangible assets acquired include the Acquired Entities’ customer contracts and relationships, including backlog of $18,285. The estimated fair values are based on preliminary studies undertaken by management. The estimated value allocated to goodwill of $80,112 was based on the residual of the preliminary fair values of the identifiable tangible and intangible assets less the preliminary fair values of the liabilities assumed. The actual allocation may differ significantly from these estimates.

(iv)	The Acquired Entities’ other assets of $179 representing certain assets, which were not purchased in the Acquisitions.
(v)
At closing, certain of the Acquired Entities’ outstanding debt of $148 was repaid utilizing the proceeds from the Acquisitions. In addition, $3,105 of borrowings were assumed under MDC’s revolving credit facility to fund these acquisitions.

(vi)	Deferred acquisition consideration in the amount of $32,047 has been recorded to reflect the estimated present value of such payments.
(vii)	Redeemable Noncontrolling Interests in the amount of $7,225 have been recorded, which represent noncontrolling interests subject to future mandatory put obligations.
(viii)	The Acquired Entities’ members equity of $2,089 has been eliminated to reflect the Acquisitions.
(ix)	Noncontrolling interests in the amount of $24,069 have been recorded representing the fair value of the noncontrolling interests not purchased and not subject to mandatory put obligations.

Unaudited Pro Forma Condensed Consolidated
Statement of Operations
for the Year Ended December 31, 2009

	Historical for MDC	Historical for WWG, LLC (Team)	Historical for IMS	Historical Combined Other Acquisitions	Combined Pro Forma Adjustments	Combined Pro Forma for the Acquisitions
	(Dollars in Thousands)
Operating Data
Revenues	$545,924	$53,583	$28,618	$42,470		$670,595
Operating Expenses:
Cost of services sold	$354,312	$42,480	$13,522	$22,559		$432,873
Office and general expenses(2)(b)(ii)	$136,897	$6,652	$5,383	$15,510	$2,217	$166,659
Depreciation and amortization(2)(b)(i)	$34,471	$104	$326	$436	$10,249	$45,586
Total Operating Expenses	$525,680	$49,236	$19,231	$38,505	$12,466	$645,118
Operating income (loss)	$20,244	$4,347	$9,387	$3,965	$(12,466)	$25,477
Other Income (Expenses) (2)(b)(iii)	$(23,792)	$(96)	$22	$(95)	$(4,622)	$(28,583)
Income taxes(2)(b)(iv)	$8,536	$79	$300	$183	$(305)	$8,793
Income (Loss) from continuing operations	$(12,092)	$4,172	$9,109	$3,687	$(16,783)	$(11,907)
Loss from discontinued operations	$(876)					$(876)
Net income attributable to noncontrolling interests	$(5,356)					$(5,356)
Net (loss) income attributable to MDC common shareholders	$(18,324)	$4,172	$9,109	$3,687	$(16,783)	$(18,139)

See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

Unaudited Pro Forma Condensed Consolidated
Statement of Operations
for the Three Months Ended March 31, 2009

	Historical for MDC	Historical for WWG, LLC (Team)	Historical for IMS	Historical Combined Other Acquisitions	Combined Pro Forma Adjustments	Combined Pro Forma for the Acquisitions
	(Dollars in Thousands)
Operating Data
Revenues	$126,738	$10,270	$6,496	$11,764		$155,268
Operating Expenses:
Cost of services sold	$85,879	$7,977	$3,181	$5,768		$102,805
Office and general expenses(2)(c)(ii)	$31,152	$1,382	$1,360	$4,701	$664	$39,259
Depreciation and amortization(2)(c)(i)	$7,593	$22	$100	$114	$2,719	$10,548
Total Operating Expenses	$124,624	$9,381	$4,641	$10,583	$3,383	$152,612
Operating income (loss)	$2,114	$889	$1,855	$1,181	$(3,383)	$2,656
Other Income (Expenses) (2)(c)(iii)	$(929)	$(25)	$3	$(14)	$(1,333)	$(2,298)
Income taxes(2)(c)(iv)	$615	$25		$36	$(391)	$285
Income (Loss) from continuing operations	$663	$839	$1,858	$1,131	$(4,326)	$166
Loss from discontinued operations	$(252)					$(252)
Net income attributable to noncontrolling interests	$(382)					$(382)
Net (loss) income available to MDC common shareholders	$29	$839	$1,858	$1,131	$(4,326)	$(468)

See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

Unaudited Pro Forma Condensed Consolidated
Statement of Operations
for the Three Months Ended March 31, 2010

	Historical for MDC	Historical for WWG, LLC (Team)	Historical for IMS	Historical Combined Other Acquisitions	Combined Pro Forma Adjustments	Combined Pro Forma for the Acquisitions
	(Dollars in Thousands)
Operating Data
Revenues	$136,182	$6,636	$7,085	$6,520		$156,423
Operating Expenses:
Cost of services sold	$96,969	$5,505	$3,878	$3,426		$109,778
Office and general expenses(3)(d)(ii)	$34,625	$1,509	$1,340	$2,274	$(38)	$39,710
Depreciation and amortization(3)(d)(i)	$5,833	$20	$81	$70	$1,918	$7,922
Total Operating Expenses	$137,427	$7,034	$5,299	$5,770	$1,881	$157,411
Operating income (loss)	$(1,245)	$(398)	$1,786	$750	$(1,881)	$(988)
Other Income (Expenses) (3)(d)(iii)	$(7,620)	$(11)	$6	$1	$(200)	$(7,824)
Income taxes(3)(d)(iv)	$249	$(5)	$—	$36	$(15)	$265
Income (Loss) from continuing operations	$(9,218)	$(404)	$1,792	$715	$(2,066)	$(9,181)
Loss from discontinued operations
Net income attributable to noncontrolling interests	$(968)					$(968)
Net (loss) income available to MDC common shareholders	$(10,186)	$(404)	$1,792	$715	$(2,066)	$(10,149)

 See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

Unaudited Pro Forma Condensed Consolidated
Statement of Operations
for the Twelve Months Ended March 31, 2010

	Historical for MDC	Historical for WWG, LLC (Team)	Historical for IMS	Historical Combined Other Acquisitions	Combined Pro Forma Adjustments	Combined Pro Forma for the Acquisitions
	(Dollars in Thousands)
Operating Data
Revenues	$555,368	$49,949	$29,207	$37,226		$671,750
Operating Expenses:
Cost of services sold	$365,402	$40,008	$14,219	$20,217		$439,846
Office and general expenses (2)	$140,370	$6,779	$5,363	$13,083	$1,516	$167,111
Depreciation and amortization (2)	$32,711	$102	$307	$392	$9,448	$42,960
Total Operating Expenses	$538,483	$46,889	$19,889	$33,692	$10,964	$649,917
Operating income (loss)	$16,885	$3,060	$9,318	$3,534	$(10,964)	$21,833
Other Income (Expenses)(2)	$(30,483)	$(82)	$25	$(80)	$(3,489)	$(34,109)
Income taxes (2)	$8,170	$49	$300	$183	$71	$8,773
Income (Loss) from continuing operations	$(21,973)	$2,929	$9,760	$3,271	$(14,524)	$(21,254)
Loss from discontinued operations	$(624)					$(624)
Net income attributable to noncontrolling interests	$(5,942)					$(5,942)
Net (loss) income available to MDC common shareholders	$(28,539)	$2,929	$9,760	$3,271	$(14,524)	$(27,820)

See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
(In Thousands, Except Share and per Share Amounts)

1.	Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements as of March 31, 2010, for the year ended December 31, 2009 and for each of the three months ended March 31, 2009 and 2010 give effect to the Acquisitions of the Acquired Entities. The unaudited pro forma consolidated statement of operations presents its results as if the Acquisitions had occurred on January 1, 2009. Both MDC’s fiscal year end and each Acquired Entity’s fiscal year end is December 31. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 and for each of the three months ended March 31, 2009 and 2010 is based on upon MDC’s historical audited consolidated statement of operations for the year ended December 31, 2009 and the unaudited statement of operations for the three months ended March 31, 2009 and 2010 and the historical audited consolidated statement of operations of Team and IMS and the historical unaudited statement of operations of the other Acquired Entities for the year ended December 31, 2009. The unaudited statements of operations for each of the three months ended March 31, 2009 and 2010 are based on the historical unaudited statements of operations for the three months ended March 31, 2009 and 2010 of the Acquired Entities.

The unaudited pro forma consolidated financial statements include, in MDC’s opinion, all material adjustments necessary to reflect these Acquisitions. The unaudited pro forma consolidated financial statements do not purport to represent what MDC’s actual results of operations including the Acquisitions would have been, nor do they purport to predict or indicate MDC’s financial position or results of operations at any future date or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with MDC’s audited consolidated financial statements and the related notes thereto and Team’s and IMS’s audited consolidated financial statements and the related notes thereto. The statements have been prepared by management in accordance with U.S. GAAP. The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are consistent with those used by MDC in the preparation of the consolidated financial statements as of and for the year ended December 31, 2009.

In the preparation of these unaudited pro forma consolidated financial statements, the purchase consideration has been allocated on a preliminary basis to the fair value of assets acquired and liabilities assumed based on management’s best estimates and taking into account all relevant information available at the time these unaudited pro forma consolidated financial statements were prepared. MDC expects that the actual amounts for each of the fair values of these assets and liabilities acquired will vary from the pro forma amounts and that the variation may be significant.

The actual adjustments that MDC will ultimately make in finalizing the allocation of the purchase price of the Acquisitions to the fair value of the net assets acquired at the acquisition dates will depend on a number of factors, including additional information available at such time, changes in market values and changes in the Acquired Entities’ operating results between the date of these unaudited pro forma consolidated financial statements and the effective date of the Acquisitions.

2.	Pro forma assumptions and adjustments:

(a)	Not used.

(b)	The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 incorporates the following assumptions and adjustments:

(i)
Pro forma depreciation and amortization has been increased by $10,249 for the year ended December 31, 2009 to reflect the amortization of other intangible assets arising from the Acquisitions, over their estimated lives of five years over both a straight line basis and in a manner represented by the pattern in which the economic benefits are realized.

(ii)
Pro forma office and general expenses have been increased by $2,217 for the year ended December 31, 2009 to reflect adjustments as follows; (a) an increase of expenses of $4,874 representing the accretion of the present value of the deferred acquisition consideration and (b) a decrease of expenses of $2,657 representing compensation and related benefits and other costs not expected to continue due to the Acquisitions.

(iii)
Pro forma interest expense has been increased by $4,572 for the year ended December 31, 2009 to reflect three adjustments; (a) an increase of $3,053 representing the financing of the Acquisitions assuming MDC issued $24,352 of its Existing Notes on January 1, 2009, instead of October 23, 2009; (b) a decrease of $253 to eliminate historical interest expense of certain Acquired Entities as a result of MDC not assuming those Acquired Entities’ outstanding debt and (c) an increase of $1,266 representing interest expense on non-contingent deferred acquisition payments.

(iv)
Pro forma income tax expense has been decreased by $305 for the year ended December 31, 2009 to reflect the tax effect of the related pro forma adjustments and the Acquisition’s historical pre-tax income of $17,530 based on an estimated blended state and federal rate of 40%. After taking into effect the amount of tax expense previously recorded on the Acquired Entities’ historical financial statements of $562.

(c)	The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2009 incorporates the following assumptions and adjustments:

(i)
Pro forma depreciation and amortization has been increased by $2,719 for the three months ended March 31, 2009 to reflect the amortization of other intangible assets arising from the Acquisitions, over their estimated lives of five years over both a straight line basis and in a manner represented by the pattern in which the economic benefits are realized.

(ii)
Pro forma office and general expenses have been increased by $664 for the three months ended March 31, 2009 to reflect adjustments as follows; (a) an increase of expenses of $1,219 representing the accretion of the present value of the deferred acquisition consideration and (b) a decrease of expenses of $555 representing compensation and related benefits and other costs not expected to continue due to the Acquisitions.

(iii)
Pro forma interest expense has been increased by $1,321 for the three months ended March 31, 2009 to reflect three adjustments; (a) an increase of $1,068 representing the financing of the Acquisitions assuming MDC issued $24,352 of its 11% senior notes on January 1, 2009, instead of October 23, 2009; (b) a decrease of $63 to eliminate historical interest expense of certain Acquired Entities as a result of MDC not assuming those Acquired Entities’ outstanding debt and (c) an increase of $317 representing interest expense on non-contingent deferred acquisition consideration.

(iv)
Pro forma income tax expense has been decreased by $391 for the three months ended March 31, 2009 to reflect the tax effect of the related pro forma adjustments and the Acquired Entities’ historical pre-tax income of $3,889 based on an estimated blended state and federal rate of 40%. After taking into effect the amount of tax expense previously recorded on the Acquired Entities’ historical financial statements of $61.

(d)	The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2010 incorporates the following assumptions and adjustments:

(i)
Pro forma depreciation and amortization has been increased by $1,918 for the three months ended March 31, 2010 to reflect the amortization of other intangible assets arising from the Acquisitions over their estimated lives of five years on both a straight line basis and in a manner represented by the pattern in which the economic benefits are realized.

(ii)
Pro forma office and general expenses have been decreased by $38 for the three months ended March 31, 2010 to reflect adjustments as follows; (a) an increase of expenses of $1,055 representing the accretion of the present value of the deferred acquisition consideration and (b) a decrease of expenses of $1,093 representing compensation and related benefits and other costs not expected to continue due to the Acquisitions.

(iii)	Pro forma interest expense has been increased by $200 representing interest expense on non-contingent deferred acquisition consideration.
(iv)
Pro forma income tax expense has been decreased by $15 for the three months ended March 31, 2010 to reflect the tax effect of the related pro forma adjustments and the Acquired Entities’ historical pre-tax income of $2,134 based on an estimated blended state and federal rate of 40%. After taking into effect the amount of tax expense previously recorded on the Acquired Entities’ historical financial statements of $31.

Item 8.01. Other Events

Proposed Senior Unsecured Notes Offering

On May 10, 2010, MDC issued a press release announcing its intention to offer, in a private placement, the Notes.  MDC intends to use the net proceeds of this offering to repay the outstanding balance under the Facility in full and  for general corporate purposes, including acquisitions.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Text of press release issued by MDC Partners Inc. on May 10, 2010, regarding the Notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 10, 2010	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel,
General Counsel & Corporate Secretary